UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) February 17, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE
EX-99.1: PRESS RELEASE

(c)	Exhibits

Exhibit	Title
Number
99.1	Press Release of WCI Communities, Inc. dated February 17, 2005

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 17, 2005 WCI Communities, Inc. issued a press release announcing announced that its President, Jerry Starkey, has been named Chief Executive Officer. Mr. Starkey will retain his position as President and continue to serve as a director on WCI’s Board. WCI also announced that Al Hoffman, Jr. is retiring from the Company effective on the date of the upcoming annual shareholders meeting and was elected asof Chairman of the Board. Don Ackerman, who had served as Chairman of the Board, will continue to serve as a member of WCI’s Board of Directors (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

     The information being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

Dates: February 17, 2005	By:	/s/ James D. Cullen

Name: James D. Cullen
Title: Vice President